THIRD AMENDMENT OF
                               AGREEMENT OF LEASE
                                  JUNE 24, 2002


Between: FIVE REGENT PARK ASSOCIATES (Landlord)
             a New Jersey Partnership
             c/o Eastman Management Corporation
             651 West Mount Pleasant Avenue
             Livingston, New Jersey 07039

And:         AMERICAN DISEASE MANAGEMENT ASSOCIATES (Tenant)
             #5N Regent Street
             Livingston, New Jersey 07039

RE:          Lease Dated July 22, 1996
             First Amendment Dated June 15, 1999
             Second Amendment Dated February 11, 2000

                                   WITNESSETH


WHEREAS, the parties entered into a Lease Agreement dated July 22, 1996 for office space in the building known as #5N Regent Street, Livingston, New Jersey (the "Original Agreement"); First Amendment of Agreement of Lease dated June 15, 1999 (the "First Amendment"); and a Second Amendment of Agreement of Lease dated February 11, 2000 (the "Second Amendment"). The Original Agreement, the First Amendment and the Second Amendment are referred to collectively as the "Lease";

WHEREAS, the parties now desire to further amend the Lease to add additional space in the building in Suite 512 (currently occupied by World Wide Packaging Company) as shown on the sketch attached hereto as Exhibit "A" (the "Expansion Area"), to extend the Term of the Lease and to modify certain other terms of the Lease.

NOW THEREFORE, for and in consideration of the mutual covenants set forth herein, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree to amend the Lease as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Original Agreement.

2. Beginning on the date Landlord substantially completes the work set forth in paragraph 3 below (the "Expansion Area Commencement Date"), the Basic Rent shall be increased by the amount of $37,328.00 per annum, or $3,110.00 per month. Tenant shall also pay, as Additional Rent for the Expansion Area, the initial amount of $997.27 per month. Beginning on April 1, 2003, the Basic Rent shall increase to $130,125.00 per annum, or $10,843.75 per month. In addition, beginning on the Expansion Area Commencement Date, Tenant shall pay an additional amount of $776.00 per month for additional renovation work requested by the Tenant as per attached floor plan.

American Disease Management Associates
Third Amendment of Agreement of Lease
Page 2




3. Beginning on the Expansion Area Commencement Date, the Premises shall be expanded by 2,488 square feet and shall include the premises set forth in the Original Lease, the expansion area set forth in the Second Amendment and the Expansion Area. The total Rentable Area of the Premises shall be 8,675 square feet and the Tenant's Proportionate Share shall be 12.61%.

4. Landlord shall perform the renovation work in the Expansion Area as outlined on the floor plan attached hereto as Exhibit A as soon as practical upon the execution of this Amendment.

5. The Term of the Lease for the entire Premises as hereinabove defined, shall be extended for a period ending on the last day of the calendar month in which the twenty fourth (24) month anniversary of the Expansion Area Commencement Date shall occur.

6. Tenant shall not disclose any facts or terms of this Agreement to any third party including former, current or future tenants of the Building.


7. If Landlord is unable to deliver the Expansion Area, including the renovation work to be completed as set forth in Exhibit A, to Tenant by September 1, 2002 than Tenant shall have the option to terminate this Amendment for the Expansion Area without liability upon 10 days written notice.

8. In all other respects, except as expressly modified herein, the Lease are hereby ratified and confirmed.


         IN WITNESS WHEREOF, the parties have hereunto set their hands on the date first written above.

WITNESS:                                 (Landlord)
                                         FIVE REGENT PARK ASSOCIATES
                                         By: Janfel-JBS Corp., a General Partner

/s/ William Kanter                      By: /s/ Peter Schofel
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ATTEST:                                  (Tenant)
                                         AMERICAN DISEASE MANAGEMENT
                                         ASSOCIATES, LLC


/s/ Barry Posner                        By: /s/ Michael Sicilian
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